Exhibit 10.3

Execution Version

FIFTH AMENDMENT AND CONSENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDMENT AND CONSENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 31, 2006 (this “Amendment”), to the Third Amended and Restated Credit Agreement, dated as of June 30, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among General Electric Capital Corporation (in its individual capacity, “GE Capital”), as Agent (in such capacity, “Agent”), Inverness Medical Innovations, Inc. (“Innovations”), Wampole Laboratories, LLC and Inverness Medical (UK) Holdings Limited, as borrowers (“Borrowers”), the other Credit Parties signatory thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as documentation agent, co-syndication agent and lender, UBS Securities LLC, as co-syndication agent, and the lenders signatory thereto from time to time (collectively, the “Lenders”).

W I T N E S S E T H

WHEREAS, Borrowers have notified Agent that Innovations, through its wholly owned subsidiaries Innovacon, Inc., formerly known as Alpha US Acquisition Corp. (“Innovacon”), and Inverness Medical Switzerland GmbH (“Swissco”), desires to acquire (the “Acon Purchase”) (i) certain assets from LBI, Inc. (“LBI”), Acon Biotech (Hangzhou) Co., Ltd., Acon Laboratories, Inc., AZURE Institute, Inc. and Oakville Hong Kong Co., Ltd. (collectively, the “Sellers”) and (ii) the equity of Rich Horizons International, Ltd. (“Rich Horizons”) from LBI, pursuant to that certain Acquisition Agreement dated February 24, 2006 by and among Innovations, the Sellers and Karsson Overseas Ltd. (the “Acon Acquisition Agreement”);

WHEREAS, the Acon Purchase shall be conducted in a series of purchases, including but not limited to, (i) the purchase of the First Territory Business, the First Territory Products and the Transferred Assets (each used herein as defined in the Acon Acquisition Agreement) (including the assumption of the Assumed Liabilities (used herein as defined in the Acon Acquisition Agreement)) on the Fifth Amendment Effective Date (as hereinafter defined) (“First Territory Purchase”) and (ii) the purchase (“New Facility Purchase”) of 100% of the outstanding stock of Rich Horizons from LBI on the New Facility Closing Date (used herein as defined in the Acon Acquisition Agreement);

WHEREAS, the Acon Purchase is not a Permitted Acquisition and therefore is prohibited under Section 6.1 of the Credit Agreement;

WHEREAS, Borrowers have requested that Agent and Requisite Lenders consent to the First Territory Purchase and the New Facility Purchase on the terms and subject to the conditions set forth herein;

WHEREAS, Agent and Lenders have agreed to consent to the First Territory Purchase and the New Facility Purchase and to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein;

WHEREAS, Agent and Requisite Lenders have agreed to consent to the name change of Alpha US Acquisition Corp. to Innovacon, Inc. in the manner, and on the terms and conditions, provided for herein;

WHEREAS, Agent and Lenders have agreed to consent to the release of the pledge under the US Pledge Agreement of Inverness Medical Investments, LLC in the manner, and on the terms and conditions, provided for herein;

WHEREAS, Agent and Lenders have agreed to consent to the release of the pledge of Inverness Medical France SAS under the Pledge of Receivables Agreement dated February 4, 2005, as amended by the First Amendment to the Pledge of Receivables Agreement dated June 30, 2005 (the “Pledge of Receivables”), in the manner, and on the terms and conditions, provided for herein; and

WHEREAS, Agent and Lenders have agreed to consent, if applicable, to the dissolution of Orgenics International Holdings BV in the manner, and on the terms and conditions, provided for herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Definitions. Capitalized terms not otherwise defined herein (including the Recitals) shall have the meanings ascribed to them in the Credit Agreement.

2.                                       Amendments to Credit Agreement.

(a)                                  Amendment to Section 1.1(c)(i) and (ii) of the Credit Agreement. As of the Fifth Amendment Effective Date (as hereinafter defined), Sections 1.1(c)(i) and (ii) of the Credit Agreement are hereby amended by deleting such Sections in their entireties and replacing them with the following:

“(i)                               Subject to the terms and conditions hereof, each of the US Term Lenders agrees to make a term loan in Dollars (collectively, the “US Term Loan”) on the Fifth Amendment Effective Date to US Borrower in the amount of such US Term Lender’s US Term Loan Commitment. The obligations of such US Term Lender hereunder shall be several and not joint. Each such US Term Loan shall be evidenced by a promissory note substantially in the form of Exhibit 1.1(c)(i) (each a “US Term Note” and collectively the “US Term Notes”), and, except as provided in Section 1.12, the US Borrower shall execute and deliver the US Term Note to the applicable US Term Lender. Each US Term Note shall represent the obligation of the US Borrower to pay the applicable US Term Lender’s US Term Loan Commitment, together with interest thereon as prescribed in Section 1.5.

(ii)                                  The US Borrower shall repay the US Term Loan in seven (7) consecutive quarterly installments on the last day of December, March, June and September of each year, commencing September 30, 2006, in an amount equal to .25% of the US Term Loan Commitment, as in effect on the Fifth Amendment Effective Date.

The final installment shall be due on March 31, 2008 and shall be in the amount of the remaining principal balance of the US Term Loan.”

(b)                                 Amendment to Section 1.3(a) of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 1.3(a) of the Credit Agreement is hereby amended by deleting the sentence beginning with the clause “Upon any such reduction or termination of the US Revolving Loan Commitment” in such Section in its entirety and replacing it with the following:

“Upon any such reduction or termination of the US Revolving Loan Commitment, US Borrower’s right to request US Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request US Swing Line Advances, shall simultaneously be permanently reduced or terminated, as the case may be, and, other than in connection with any commitment reduction on the Fifth Amendment Effective Date, there shall be a corresponding pro rata reduction in the L/C Sublimit.”

(c)                                  Amendment to Section 1.3(b)(iv) of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 1.3(b)(iv) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“If any Credit Party issues Stock (other than any issuance of Stock to any other Credit Party permitted by Section 6.5(b) or any issuance of Stock by Innovations and paid to Acon Sellers in accordance with the Acon Acquisition), no later than the Business Day following the date of receipt of the proceeds thereof, Borrowers shall prepay the Loans in an amount equal to fifty percent (50%) of the cash proceeds for any such issuance, net of underwriting discounts and commissions and other reasonable fees, costs and expenses paid to non-Affiliates in connection therewith (in each case, the “Equity Prepayment Amount”). Any such prepayment shall be applied in accordance with Section 1.3(c)(iii).”

(d)                                 Amendment to Section 1.3(b)(v) of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 1.3(b)(v) of the Credit Agreement is hereby amended by deleting the section reference “Section 1.3(c)(v)” where it appears therein and replacing it with “Section 1.3(c)(iv)”

(e)                                  Amendment to Section 1.3(b)(vii) of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 1.3(b)(vii) of the Credit Agreement is hereby amended by deleting the section reference “Section 1.3(c)(vii)” where it appears therein and replacing it with “Section 1.3(c)(iv)”

(f)                                    Amendment to Section 1.3(c) of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 1.3(c) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(c)                            Application of Certain Mandatory Prepayments.

(i)                                     Any prepayments pursuant to Section 1.3(b)(ii) above arising from any asset disposition by any US Credit Party and any prepayments pursuant to Section 5.4(c) arising from any casualty or condemnation proceeds with respect to property of any US Credit Party shall be paid and applied in an amount equal to 100% of such proceeds as follows:  first, by US Borrower to pay interest then due and payable on the US Term Loan until paid in full; second, by US Borrower to prepay the scheduled principal installments of the US Term Loan in inverse order of maturity until prepaid in full; third, by US Borrower to pay interest then due and payable on the US Swing Line Loan until paid in full; fourth, by US Borrower to prepay the principal balance of the US Swing Line Loan until paid in full; fifth, by US Borrower to pay interest then due and payable on US Revolving Credit Advances until paid in full; sixth, by US Borrower to prepay the US Revolving Credit Advances and Swap Obligations on a ratable basis based on the amount of such US Revolving Credit Advances then outstanding and such Eligible Swap Obligations then due and payable until paid in full; seventh, by US Borrower to provide cash collateral in the manner set forth in Annex B for any Letter of Credit Obligations incurred on its behalf, until all such Letter of Credit Obligations have been fully cash collateralized; eighth, by European Borrower to pay interest then due and payable on the European Swing Line Loan until paid in full; ninth, by European Borrower to prepay the principal balance of the European Swing Line Loan until paid in full, tenth, by European Borrower to pay interest then due and payable on European Revolving Credit Advances until paid in full; eleventh, by European Borrower to prepay European Revolving Credit Advances until paid in full; twelfth, by European Borrower to provide cash collateral in the manner set forth in Annex B for any Letter of Credit Obligations incurred on its behalf, until all such Letter of Credit Obligations have been fully cash collateralized; and any excess shall be returned to Borrowers or to any other Person entitled thereto under applicable law. If, when and to the extent Innovations and/or any of its Subsidiaries is required to use the proceeds of Asset Sales (as such term is defined in the Indenture) to repay the Revolving Loans and permanently reduce the availability of the Revolving Loan Commitments, the European Revolving Loan Commitment shall be so reduced to the extent the proceeds of such Asset Sale were applied to the European Revolving Loan and the US Revolving Loan Commitment shall be so reduced to the extent the proceeds of such Asset Sale were applied to the US Revolving Loan. Otherwise, none of the US Revolving Loan Commitment or the European Revolving Loan Commitment shall be permanently reduced by the amount of any such prepayment.

(ii)                                  Any prepayments pursuant to Section 1.3(b)(iii) above arising from any asset disposition by any European Credit Party and any prepayments pursuant to Section 5.4(c) arising from any casualty or condemnation proceeds with respect to property of any European Credit Party shall be paid and applied in an amount equal to 100% of such proceeds as follows:  first, by US Borrower to pay any interest then due and payable on the US Term Loan until paid in full; second, by US Borrower to prepay the scheduled principal installments of the US Term Loan in inverse order of maturity until prepaid in full; third, by European Borrower to pay interest then due and payable on the European Swing Line Loan until paid in full; fourth, by European Borrower to prepay the principal balance of the European Swing Line Loan until paid in full; fifth, by European Borrower to pay interest then due and payable on European Revolving Credit Advances until paid in full; sixth, by European Borrower to prepay the principal balance of the European Revolving Credit Advances until paid in full; seventh, by European Borrower to provide cash collateral in the manner set forth in Annex B for any Letter of Credit Obligations incurred on its behalf until all such Letter of Credit Obligations have been fully cash collateralized; eighth, by US Borrower to pay interest then due and payable on the US Swing Line Loan until paid in full; ninth, by US Borrower to prepay the principal balance of the Swing Line Loan until paid in full; tenth, by US Borrower to pay interest then due and payable on US Revolving Credit Advances until paid in full; eleventh, by US Borrower to prepay the US Revolving Credit Advances and Swap Obligations on a ratable basis based on the amount of such US Revolving Credit Advances then outstanding and such Eligible Swap Obligations then due and payable until paid in full; twelfth, by US Borrower to provide cash collateral in the manner set forth in Annex B for any Letter of Credit Obligations incurred on its behalf, until all such Letter of Credit Obligations have been fully cash collateralized; and any excess shall be returned to Borrowers or to any other Person entitled thereto under applicable law. None of the European Revolving Loan Commitments or US Revolving Loan Commitments shall be permanently reduced by the amount of any such prepayments except as otherwise provided in the penultimate sentence of clause (i).

(iii)                               Any prepayments of any Equity Prepayment Amount pursuant to Section 1.3(b)(iv) shall be paid and applied as follows: (A) an amount equal to 33 1/3% of such Equity Prepayment Amount shall be paid and applied first, by US Borrower to pay interest then due and payable on the US Term Loan; second, by US Borrower to prepay the scheduled principal installments of the US Term Loan in inverse order of maturity until prepaid in full; third, by US Borrower in respect of any Eligible Swap Obligations to the extent such Eligible Swap Obligations are due and payable; and any excess shall be returned to Borrowers or to any other Person entitled thereto under applicable law; and (B) an amount equal to 66 2/3% of such Equity Prepayment Amount shall be paid and applied first, by US Borrower and European Borrower, as applicable, to pay interest then due and payable on the US Swing Line Loan and the European Swing Line Loan, such amount to be payable on a ratable basis to the US Swing Line Loan interest and the European Swing Line Loan interest based on the amount of each such interest then outstanding until paid in full; second, by US Borrower and European Borrower, as applicable, to prepay the principal balance of the US Swing Line Loan and the European Swing Line Loan, such amount to be payable on a ratable basis to the principal balance of the US Swing Line Loan and the principal balance of the European Swing Line Loan based on the amount of each such principal amount then outstanding until paid in full; third, by US Borrower and European Borrower, as applicable, to pay interest then due and payable on the US Revolving Credit Advances and the European Revolving Credit Advances, such amount to be payable on a ratable basis to the US Revolving Loan interest and the European Revolving Loan interest based on the amount of each such interest then outstanding until paid in full; fourth, by US Borrower and European Borrower, as applicable, to prepay the US Revolving Credit Advances and the European Revolving Credit Advances, such amount to be payable on a ratable basis to the principal balance of the US Revolving Credit Advances and the principal balance of the European Revolving Credit Advances based on the amount of each such principal amount then outstanding until paid in full; fifth, by US Borrower and European Borrower, as applicable, to provide cash collateral in the manner set forth in Annex B for any Letter of Credit Obligations incurred on behalf of each such Borrower, such amount to be provided on a ratable basis based on the Letter of Credit Obligations incurred on behalf of each such Borrower then outstanding until all such Letter of Credit Obligations have been fully cash collateralized; and any excess shall be returned to Borrowers or to any other Person entitled thereto under applicable law. None of the US Revolving Loan Commitments or the European Revolving Loan Commitments shall be permanently reduced by the amount of any such prepayments.

(iv)                              Any prepayments pursuant to Section 1.3(b)(v) and Section 1.3(b)(vii) above shall be paid and applied as follows: first, by US Borrower to pay interest then due and payable on the US Term Loan until paid in full; second, by US Borrower to prepay the scheduled principal installments of the US Term Loan in inverse order of maturity until prepaid in full; third, by US Borrower and European Borrower, as applicable, to pay interest then due and payable on the US Swing Line Loan and the European Swing Line Loan, such amount to be payable on a ratable basis to the US Swing Line Loan interest and the European Swing Line Loan interest based on the amount of each such interest then outstanding until paid in full; fourth, by US Borrower and European Borrower, as applicable, to prepay the principal balance of the US Swing Line Loan and the European Swing Line Loan, such amount to be payable on a ratable basis to the principal balance of the US Swing Line Loan and the principal balance of the European Swing Line Loan based on the amount of each such principal amount then outstanding until paid in full; fifth, by US Borrower and European Borrower, as applicable, to pay interest then due and payable on the US Revolving Credit Advances and the European Revolving Credit Advances, such amount to be payable on a ratable basis to the US Revolving Loan interest and the European Revolving Loan interest based on the amount of each such interest then outstanding until paid in full; sixth, by US Borrower and European Borrower, as applicable, to prepay the European Revolving Credit Advances and prepay (or pay in the case of the Eligible Swap Obligations then due and payable) the US Revolving Credit Advances and Swap Obligations, such payment to be allocated as follows: (1) to the European Revolving Credit Advances in an amount equal to the product of (x) 100% of the applicable prepayment amount being made at such time pursuant to this item sixth and (y) a fraction, the numerator of which is equal to the amount of the European Revolving Credit Advances then outstanding and the denominator of which is equal to the sum of the European Revolving Credit Advances then outstanding and the US Revolving Credit Advances and Swap

Obligations; and (2) the remainder of such prepayment being made at such time pursuant to this item sixth to the US Revolving Credit Advances then outstanding and the Eligible Swap Obligations then due and payable, such amount to be paid on a ratable basis based on the amount of such US Revolving Credit Advances then outstanding and Eligible Swap Obligations then due and payable until paid in full; seventh, by US Borrower and European Borrower, as applicable, to provide cash collateral in the manner set forth in Annex B for any Letter of Credit Obligations incurred on behalf of each such Borrower, such amount to be provided on a ratable basis based on the Letter of Credit Obligations incurred on behalf of each such Borrower then outstanding until all such Letter of Credit Obligations have been fully cash collateralized; and any excess shall be returned to Borrowers or to any other Person entitled thereto under applicable law. None of the US Revolving Loan Commitments or the European Revolving Loan Commitments shall be permanently reduced by the amount of any such prepayments.

(v)                                 [Intentionally Omitted.]

(vi)                              [Intentionally Omitted.]

(vii)                           [Intentionally Omitted.]

(viii)                        Any prepayments required in this Section 1.3(c) shall be applied first to the repayment of Index Rate Loans of the type of Loan required to be prepaid and then to LIBOR Rate Loans. In the event any LIBOR Rate Loans are required to be prepaid pursuant to this Section 1.3(c), payments may be made to a cash collateral account held by Agent and applied to the Loans at the end of the applicable LIBOR Period. Loans repaid with proceeds held in the cash collateral account shall not be deemed repaid until such amounts are actually applied to the payment of the Loans.”

(g)                                 Amendment to Section 1.4 of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 1.4 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“1.4                           Use of Proceeds. Borrowers shall utilize the proceeds of the Term Loans, the Revolving Loans and the Swing Line Advances solely for the Acquisition, the Acon Acquisition, Permitted Acquisitions, other acquisitions consented to by Requisite Lenders pursuant to Section 6.1, and for the financing of Borrowers’ ordinary working capital and general corporate needs. Disclosure Schedule (1.4) contains a description of Borrowers’ sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.”

(h)                                 Amendment to Section 1.5(a) of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 1.5(a) of the Credit Agreement is hereby amended by deleting clause (iii) in the first paragraph therein and replacing it with the following:

“(iii) with respect to the US Term Loan, the Index Rate plus 2.75% per annum or, at the election of US Borrower, the applicable LIBOR Rate plus 4.00%;”

(i)                                     Amendment to Section 1.5(a) of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 1.5(a) of the Credit Agreement is hereby further amended by deleting “June 30, 2005” each place it appears therein and replacing it with “June 30, 2006” in each instance.

(j)                                     Amendment to Section 1.9(a) of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 1.9(a) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a)                            Borrowers or Innovations, as applicable, shall pay to GE Capital the Fees specified in the GE Capital Fee Letter and the Fifth Amendment Effective Date Fee Letter in the amounts, and at the times, specified for payment therein.”

(k)                                  Amendment to Section 1.11(a) of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 1.11(a) of the Credit Agreement is hereby amended by deleting clauses “(3)” and “(5)” where they appear therein in their entireties and replacing them with the following, as applicable:

“(3) to principal payments on the US Swing Line Loan and European Swing Line Loan ratably in proportion to the outstanding principal amount of each such Loan;” and

“(5) to principal payments on the other Loans ratably in proportion to the outstanding principal amount of each such Loan;”

(l)                                     Amendment to Section 1.18(b) of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 1.18(b) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(b)                           The Lenders acknowledge the terms and conditions of that certain Pledge of Shares, dated November 22, 2005, among Innovations Inc., Orgenics International Holdings B.V. and Agent.”

(m)                               Amendment to Section 3.6 of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 3.6 of the Credit Agreement is hereby amended by inserting the following new clause at the end of the sentence beginning “Each Credit Party has received all deeds, assignment, waivers”:

“other than in respect of any personal property or assets where failure to so receive or effect could not reasonably be expected to result in a Material Adverse Effect”

(n)                                 Amendment to Section 3.26 of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 3.26 of the Credit Agreement is hereby amended by deleting the fourth sentence therein in its entirety and replacing it with the following:

“All Obligations, including the Loans and the Letter of Credit Obligations, constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in the Subordinated Notes and the Intercreditor Agreement subject to any limitation set forth therein as of the Fifth Amendment Effective Date.”

(o)                                 Amendment to Article 3 of the Credit Agreement. As of the Fifth Amendment Effective Date, Article 3 of the Credit Agreement is hereby amended by inserting a new Section 3.29 at the end of such Article as follows:

“No Credit Party and, to the Credit Parties’ knowledge, no other Person party thereto is in default in any material respect in the performance or compliance with any material provisions of the Acon Acquisition Agreement. The Acon Acquisition Agreement complies with, and the Acon Acquisition has been consummated in accordance with, all applicable laws in all material respects. The Acon Acquisition Agreement is in full force and effect as of the date hereof and has not been terminated, rescinded or withdrawn. All requisite approvals by Governmental Authorities having jurisdiction over the Acon Sellers, any Credit Party and other Persons referenced therein with respect to the consummation of the First Territory Purchase have been obtained (it being understood and agreed that approvals required from the requisite Governmental Authorities in Spain and Portugal are not required to be obtained in such jurisdictions prior to Innovacon’s acquisition of the assets with respect to such jurisdictions pursuant to the First Territory Purchase), and no such approvals impose any conditions to the consummation of the Acon Acquisition or, other than as described in the Acon Acquisition Agreement, to the conduct by any Credit Party of its business thereafter. To the best of each Credit Party’s knowledge, none of the Acon Seller’s representations or warranties in the Acon Acquisition Agreement contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not materially misleading. Each of the representations and warranties given by each applicable Credit Party in the Acon Acquisition Agreement is true and correct in all material respects, and, notwithstanding anything contained in the Acon Acquisition Agreement to the contrary, such representations and warranties of the Credit Parties are incorporated herein and shall, solely for purposes herein and the benefit of Agent and Lenders, survive the consummation of the Acon Acquisition; provided, that a breach by any of the Credit Parties of any such representations and warranties so incorporated and as to which a similar representation and warranty is not independently made herein shall not constitute a breach of the Credit Agreement unless such breach causes any such representation and warranty to be materially inaccurate.”

(p)                                 Amendment to Section 5.9 of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 5.9 of the Credit Agreement is hereby amended by deleting the first sentence therein in its entirety and replacing it with the following:

“Subject to the penultimate sentence of Section 6.15 hereof, except as otherwise agreed to by Agent in its sole discretion, each Credit Party shall obtain a landlord’s agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent.”

(q)                                 Amendment to Section 5.15 of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 5.15 of the Credit Agreement is hereby amended by inserting a new paragraph “(c)” at the end of such Section as follows:

“(c)                            A Credit Party shall at all times own and control at least 100% of the economic and voting rights of Abon on and after the Acon New Facility Closing Date.”

(r)                                    Amendment to Section 6.1 of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 6.1(xiii) of the Credit Agreement is hereby amended by deleting clause “(A)” of such Section in its entirety and replacing it with the following:

“(A) the Credit Parties taken as a whole (after taking into consideration all rights of contribution and indemnity the Credit Parties have against Innovations and each other Subsidiary of Innovations) are Solvent immediately prior to and will be Solvent upon the consummation of the Permitted Acquisition;”

(s)                                  Amendment to Section 6.2 of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 6.2 of the Credit Agreement is hereby amended by deleting from and including clause “(i)” through the end of such Section in its entirety and replacing it as follows:

“(i) the Credit Parties may make investments in and/or loans to (A) Inverness Medical Investments for the purpose of making investments or loans in Inverness Medical (Shanghai) Co., Ltd. and (B) Inverness Medical (Shanghai) Co., Ltd., in each case to the extent contemplated by Section 5.15(b); (j) any Credit Party may make capital contributions to any other Credit Party it holds an interest in and any Credit Party may make any other investment in any other Credit Parties to the extent permitted under Section 6.5(b); (k) the Credit Parties may make investments in or loans to IDT Acquisition in an amount necessary to permit IDT Acquisition to make payments required under that certain Share Sale and Purchase Agreement between Innogenetics NV and Swissco in connection with the purchase by IDT Acquisition, as assignee of Swissco under such agreement, of Inverness Iberica; and (l) on or after the Acon New Facility Closing Date, the Credit Parties may make investments in and/or loans to Abon in an amount not to exceed $5,000,000 at any one time outstanding.”

(t)                                    Amendment to Section 6.3(a) of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 6.3(a) of the Credit Agreement is hereby amended by deleting the word “and” before clause “(xiii)” where it appears therein and inserting a new clause “(xiv)” and a new clause “(xv)” at the end of such Section as follows:

“(xiv) in the case of Rich Horizons on and after the Acon New Facility Closing Date, the NF Indebtedness incurred by Rich Horizons; and (xv) the obligations of the applicable Credit Parties pursuant to Sections 3.1 and 3.2 of the Acon Acquisition Agreement.”

(u)                                 Amendment to Section 6.6 of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 6.6 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“6.6                           Guaranteed Indebtedness. No Credit Party shall create, incur, assume or permit to exceed any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement; provided that in no event shall any Credit Party guaranty any obligations under the Subordinated Notes, and (c) Innovations may guaranty obligations of Inverness Medical (Shanghai) Co., Ltd. to suppliers in the ordinary course of business; provided that all such guaranties are unsecured and the obligations guarantied by all such guaranties do not exceed (i) $4,000,0000 in the aggregate at any time less (ii) the value of all assets at such time, other than the value of Inverness Medical (Shanghai) Co., Ltd. and, on or after the Acon New Facility Closing Date, other than the value of Abon, owned by the Credit Parties or any of the Excluded Subsidiaries (other than Inverness Medical (Shanghai) Co., Ltd. and, on or after the Acon New Facility Closing Date, Abon) and located in China.”

(v)                                 Amendment to Section 6.8 of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 6.8 of the Credit Agreement is hereby amended by deleting the Section reference “Section 6.3” where it appears therein and replacing it with “Section 6.2”.

(w)                               Amendment to Section 6.14 of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 6.14 of the Credit Agreement is hereby amended by deleting the word “and” before clause “(g)” where it appears therein and deleting clause “(g)” where it appears therein in its entirety and replacing it with the following:

“(g) the Credit Parties may make payments with respect of the Additional Acquisition Consideration to the extent permitted by Section 6.22 hereof; and (h) on or after the Acon New Facility Closing Date, Rich Horizons may make payments pursuant to its guaranty of the NF Indebtedness; provided, that after giving effect to such payment, the sum of (i) such payment (together with any previous payments under such guaranty to the extent not calculated in clause (ii) hereof or not reimbursed by Abon) and (ii) the amount of Investments made by the Credit Parties in Abon then outstanding as contemplated in Section 6.2(l) shall not exceed $5,000,000 in the aggregate.”

(x)                                   Amendment to Section 6.20 of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 6.20 of the Credit Agreement is hereby amended by inserting the following new sentences immediately after the end clause “(x)” where it appears therein:

“Cambridge Diagnostics Ireland Limited shall not engage in any business (other than in connection with its dissolution) or have any assets (other than assets owned by it on the Fifth Amendment Effective Date and disposed of in accordance with Section 6.8 hereof) or incur any Indebtedness or Guaranteed Indebtedness and shall dissolve as soon as legally practical in accordance with local law. Inverness Medical Eurasia Limited shall not engage in any business (other than in connection with its dissolution) or have any assets (other than any assets owned by it on the Fifth Amendment Effective Date and disposed of in accordance with Section 6.8 hereof) or incur any Indebtedness or Guaranteed Indebtedness and shall dissolve as soon as legally practical in accordance with local law. Inverness Medical Investments, LLC shall not engage in any business or have any assets (other than assets owned by it on the Fifth Amendment Effective Date and cash distributed to it solely in accordance with the requirements of Section 5 of the Consent and Waiver to Third Amended and Restated Credit Agreement dated as of March 21, 2006) or incur any Indebtedness or Guaranteed Indebtedness.”

(y)                                 Amendment to Section 6.21 of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 6.21 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“6.21                     Collateral in China. At no time shall the aggregate value of all assets, other than the value of Inverness Medical (Shanghai) Co., Ltd. and, on or after the Acon New Facility Closing Date, other than the value of Abon, owned by the Credit Parties or any of the Excluded Subsidiaries (other than Inverness Medical (Shanghai) Co., Ltd. and, on or after the Acon New Facility Closing Date, Abon) and located in China exceed (a) $4,000,000 in the aggregate at any time less (b) the aggregate value of any guaranties issued by Innovations pursuant to Section 6.6 hereof.”

(z)                                   Amendment to Article 6 of the Credit Agreement. As of the Fifth Amendment Effective Date, Article 6 of the Credit Agreement is hereby amended by inserting a new Section 6.22 at the end of such Article as follows:

“6.22                     Payment of Additional Acquisition Consideration. The Credit Parties shall not make any payments in respect of the Additional Acquisition Consideration either if (a) an Event of Default under Section 8.1(h) or Section 8.1(i) shall have occurred, or (b) after giving effect to such payment, the Borrowers do not have aggregate US Revolving Borrowing Availability and European Revolving Borrowing Availability and available cash in Blocked Accounts and Foreign Bank Accounts of at least $20 million in the aggregate. Prior to the payment of any amount contemplated above, Borrower Representative shall deliver a certificate executed by the Chief Financial Officer, Treasurer or Vice President of Finance of Innovations to Agent (on behalf of Innovations and not in his individual capacity) certifying that the applicable conditions set forth above have been satisfied.”

(aa)                            Amendment to Section 8.2 of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 8.2 of the Credit Agreement is hereby amended by inserting a new paragraph (c) at the end of such Section as follows:

“(c)                            On the first day on which an Event of Default described in Sections 8.1(h) or (i) shall occur in respect of any Credit Party or immediately upon acceleration of all or part of the Obligations in accordance with Section 8.2(a), Lenders shall automatically and without further act be deemed to have purchased participations in each of the US Term Loan, the US Revolving Loan and the European Revolving Loan such that as a result of such deemed purchases, such Lender shall hold an interest in each of the Loans (including principal, interest and fee obligations of each Borrower in respect of each such Loan), whether or not such Lender shall previously have participated therein, equal to such Lender’s Reallocation Percentage thereof. Each Lender, each Person acquiring a participation from any Lender as contemplated by Section 9.1, each Borrower and each other Credit Party hereby consents to the Reallocation Exchange.”

(bb)                          Amendment to Section 9.1 of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 9.1 of the Credit Agreement is hereby amended by inserting the subsection reference “(a)” before the first full paragraph therein and re-lettering each following paragraph in a corresponding manner through the end of such Section 9.1.

(cc)                            Amendment to Section 9.1(a) of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 9.1(a) of the Credit Agreement is hereby further amended by deleting clause “(vi)” where it appears therein in its entirety and replacing it with the following:

“(vi) so long as no Event of Default has occurred and is continuing, require the consent of Borrower Representative, which shall not be unreasonably withheld or delayed; provided that, such consent shall not be required (A) for an assignment to any Lender, an Affiliate of a Lender or to an investment fund that invests in commercial loans and that is managed or advised by a Lender, an Affiliate of a Lender, the same investment advisor that manages a Lender or by an Affiliate of such investment advisor or (B) with respect to any assignment by GE Capital or

ML Capital unless and until such entity has reduced its total Commitment hereunder to $55 million.”

(dd)                          Amendment to Section 9.1(a) of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 9.1(a) of the Credit Agreement is hereby further amended by deleting the sentence beginning with “The Lenders acknowledge and agree that in order for any assignee Lender or participant to have the benefit of (i) that certain Second Amended and Restated Guarantee between Swissco” where it appears therein and replacing it with the following:

“The Lenders acknowledge and agree that in order for any assignee Lender or participant to have the benefit of (i) that certain Third Amended and Restated Guarantee between Swissco, as Guarantor, and GE Capital, as Security Agent, dated as of March 31, 2006, as amended, restated, supplemented or otherwise modified from time to time, and (ii) that certain Third Amended and Restated Security Assignment between Swissco, as Assignor, and GE Capital, as Security Agent, dated March 31, 2006, as amended, restated, supplemented or otherwise modified from time to time, the assigning Lender must take such actions as may be required under the laws of Switzerland to ensure that such assignee Lender or participant obtains the benefits of such Guarantee and Security Assignment.”

(ee)                            Amendment to Section 9.1(a) of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 9.1(a) of the Credit Agreement is hereby further amended by deleting the name “VIVA DIAGNOSTIKA - DIAGNOSTISCHE PRODUKTE - GMBH” where it appears therein and replacing it with “Inverness Medical Deutschland GmbH”.

(ff)                                Amendment to Section 11.19 of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 11.19 of the Credit Agreement is hereby amended by deleting the word “and” before clause “(iv)” where it appears in subsection “(a)” therein and inserting a new clause “(v)” at the end of subsection “(a)” therein as follows:

“; and (v) in the case of Abon only, on or after the Acon New Facility Closing Date, (A) Indebtedness owing to the Credit Parties to the extent contemplated by Section 6.2(l) and (B) the NF Indebtedness;”

(gg)                          Amendment to Section 11.19 of the Credit Agreement. As of the Fifth Amendment Effective Date, Section 11.19 of the Credit Agreement is hereby further amended by deleting the word “and” before clause “(iv)” where it appears in subsection “(b)” therein and inserting a new clause “(v)” at the end of subsection “(b)” therein as follows:

“; and (v) in the case of Abon only, Liens solely on the assets of Abon securing the NF Indebtedness permitted by clause (a)(v) above.”

(hh)                          Amendments to Annex A of the Credit Agreement.

(i)                                     As of the Fifth Amendment Effective Date, Annex A of the Credit Agreement is hereby amended by inserting the following new definitions in alphabetical order therein:

‘“Abon” means ABON Biopharm (Hangzhou) Co., Ltd.

“Acon Acquisition” means the First Territory Purchase and (b) the acquisition of the New Facility Equity Interests (as defined in the Acon Acquisition Agreement), each pursuant to, and as more fully described in, the Acon Acquisition Agreement.

“Acon Acquisition Agreement” means the Acquisition Agreement entered into as of February 24, 2006 by and among Innovations, Acon Sellers, and Karsson Overseas Ltd., a British Virgin Islands company and direct or indirect parent of the Seller Entities and other affiliates of the Acon Sellers that are parties to agreements entered into connection with the transactions contemplated thereby, as amended by that certain letter agreement, dated as of March 31, 2006, by and among the Acon Sellers and Innovations.

“Acon Bio” means Acon Biotech (Hangzhou) Co., Ltd., a wholly foreign owned enterprise established in the People’s Republic of China.

“Acon Labs” means Acon Laboratories, Inc., a California corporation.

“Acon New Facility” means the New Facility as defined in the Acon Acquisition Agreement.

“Acon New Facility Closing” means the New Facility Closing as defined in the Acon Acquisition Agreement.

“Acon New Facility Closing Date” means the New Facility Closing Date as defined in the Acon Acquisition Agreement.

“Acon Sellers” means Acon Labs, Azure, LBI, Oakville and Acon Bio.

“Additional Acquisition Consideration” means any payments required to be made in respect of the Acon Acquisition under the Acon Acquisition Agreement following the Fifth Amendment Effective Date.

“Azure” means Azure Institute, Inc., a California corporation.

“Equity Prepayment Amount” has the meaning ascribed to it in Section 1.3(b)(iv).

“Fifth Amendment” means the Fifth Amendment to Third Amended and Restated Credit Agreement dated as of March 31, 2006 by and among Agent, Innovations, Borrowers, the other Credit Parties signatory thereto and Lenders.

“Fifth Amendment Effective Date” means March 31, 2006.

“Fifth Amendment Effective Date Fee Letter” means that certain letter, dated as of the Fifth Amendment Effective Date, among Agent and Borrowers with respect to certain Fees to be paid from time to time by Borrowers to Agent, for the benefit of the Lenders named therein.

“First Territory Purchase” means the purchase of the First Territory Business, the First Territory Products and the Transferred Assets (each used herein as defined in the Acon Acquisition Agreement) (including the assumption of the Assumed Liabilities (used herein as defined in the Acon Acquisition Agreement)) on the Fifth Amendment Effective Date.

“Foreign Bank Accounts” means foreign bank accounts in which the Credit Parties are able to freely access 100% of the cash deposited therein (subject to any rights of depository banks to collect ordinary fees, charges and the like).

“Innovacon” means Innovacon, Inc., formerly known as Alpha US Acquisition Corp., a Delaware corporation.

“LBI” means LBI Inc., a British Virgin Islands company.

“NF Indebtedness” shall have the meaning ascribed to it in Section 2.3 of the Acon Acquisition Agreement.

“Oakville” means Oakville Hong Kong Co., Ltd., a Hong Kong company.

“Reallocation Exchange” means the participations purchased by Lenders pursuant to Section 8.2.

“Reallocation Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Obligations owed to such Lender immediately prior to the date that any Event of Default as described in Section 8.1(h) or (i) occurs or the date of acceleration of all or part of the Obligations in accordance with Section 8.2(a) and (b) the denominator shall be the aggregate Obligations owed to all of the Lenders immediately prior to any such date. For purposes of computing each Lender’s Reallocation Percentage, all Obligations which are denominated in an Alternative Currency shall be the Equivalent Amount thereof in Dollars, determined as of the date such Event of Default as described in Section 8.1(h) and (i) or such acceleration occurs.

“Rich Horizons” means Rich Horizons International, Ltd., a British Virgin Islands company.

“US Revolving Credit Advances and Swap Obligations” means as of any date of determination the sum of (a) the principal balance of US Revolving Credit Advances then outstanding and (b) the Eligible Swap Obligations then due and payable.”

(ii)                                  As of the Fifth Amendment Effective Date, Annex A of the Credit Agreement is hereby amended by amending and restating the below definitions in their entireties as follows:

‘“Commitments” means (a) as to any Lender, the aggregate of such Lender’s US Revolving Loan Commitment (including without duplication the Swing Line Lender’s US Swing Line Commitment as a subset of its US Revolving Loan Commitment), European Revolving Loan Commitment (including without duplication the Swing Line Lender’s European Swing Line Commitment as a subset of its European Revolving Loan Commitment), US Term Loan Commitment and European Term Loan Commitment as set forth on Annex I to this Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders, the aggregate of all Lenders’ US Revolving Loan Commitments (including without duplication the Swing Line Lender’s US Swing Line Commitment as a subset of its US Revolving Loan Commitment), European Revolving Loan Commitments (including without duplication the Swing Line Lender’s European Swing Line Commitment as a subset of its European Revolving Loan Commitment), US Term Loan Commitments and European Term Loan Commitments, which aggregate commitment shall be ONE HUNDRED FIFTY FIVE MILLION DOLLARS ($155,000,000) as of the Fifth Amendment Effective Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

“Credit Parties” means Innovations, each Borrower and each of their respective Subsidiaries (other than the Excluded Subsidiaries and any newly formed or acquired Subsidiary which has not yet undertaken the obligations of a “Credit Party” under the Credit Agreement in a manner satisfactory to Agent).

“European Credit Party” means each of European Borrower, IMC, Swissco and each of their respective Subsidiaries (other than the Excluded European Subsidiaries and any newly formed or acquired Subsidiary which has not yet undertaken the obligations of a “Credit Party” under the Credit Agreement in a manner satisfactory to Agent).

“European Revolving Loan Commitment” means (a) as to any Lender, the aggregate commitment of such Lender to make European Revolving Credit Advances or incur Letter of Credit Obligations at the request of European Borrower as set forth on Annex I to this Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make European Revolving Credit Advances or incur Letter of Credit Obligations at the request of European Borrower, which aggregate commitment shall be SEVENTY MILLION DOLLARS ($70,000,000) as of the Fifth Amendment Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.

“European Term Loan Commitment” means (a) as to any Lender with a European Term Loan Commitment, the commitment of such Lender to make its Pro Rata Share of the European Term Loan as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all

Lenders with a European Term Loan Commitment, the aggregate original commitment of all Lenders to make the European Term Loan, which aggregate commitment is equal to ZERO DOLLARS ($0) on the Fifth Amendment Effective Date. After advancing the European Term Loan, each reference to a Lender’s European Term Loan Commitment shall refer to that Lender’s Pro Rata Share of the outstanding European Term Loan.

“Excess Cash Flow” means, without duplication, with respect to the Credit Parties and any Fiscal Year, consolidated net income plus (a) depreciation, amortization and Interest Expense to the extent deducted in determining consolidated net income, minus (b) Capital Expenditures during such Fiscal Year (excluding the financed portion thereof and excluding any Capital Expenditures in such Fiscal Year to the extent in excess of the amount permitted to be made in such Fiscal Year pursuant to clause (a) of Annex F), minus (c) Interest Expense paid or accrued (excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining Interest Expense) and scheduled principal payments paid in respect of Funded Debt, plus or minus (as the case may be), (d) extraordinary gains or losses which are cash items not included in the calculation of net income, minus (e) mandatory prepayments paid in cash pursuant to Section 1.3 other than mandatory prepayments made pursuant to Sections 1.3(b)(i), 1.3(b)(ii), 1.3(b)(iii), 1.3(b)(iv), 1.3(b)(v) or 5.4(c), plus (f) taxes deducted in determining consolidated net income to the extent not paid for in cash, plus decreases or minus increases (as the case may be) (g) in Working Capital (other than changes in Working Capital solely attributable to acquisitions or dispositions of assets at the time of such acquisition or disposition), minus (h) voluntary principal payments paid in respect of the Term Loans, minus (i) cash consideration paid in connection with Permitted Acquisitions, minus (j) prepayments of the Subordinated Notes to the extent permitted to be repaid hereunder, plus or minus (as the case may be), (k) losses or gains included in consolidated net income as a result of asset dispositions.

“Excluded European Subsidiaries” means, collectively (a) Unipath BV, an entity organized under the laws of The Netherlands; (b) Unipath Management Limited, a company organized under the laws of England and Wales; (c) Unipath Scandinavia AB, an entity organized under the laws of Sweden; (d) Inverness Medical Benelux Bvab, an entity organized under the laws of Belgium; (e) Orgenics and each of the subsidiaries of Orgenics; (f) Inverness Medical Australia Pty Ltd.; (g) Inverness Medical (Shanghai) Co., Ltd., (h) Pregymed GmbH, (i) after the New Facility Closing Date, Abon, (j) Inverness Medical Investments, LLC, (k) Orgenics International Holdings BV and (l) Clondiag Chip Technologies GmbH (“Clondiag”) until such time as Clondiag becomes a European Credit Party under the Credit Agreement.

“German Credit Parties” means each of Inverness Medical Germany GmbH, DMD, Dienstleistungen & Vertrieb für Medizin und Diagnostik GmbH, Inverness Medical Deutschland GmbH, Unipath Diagnostics GmbH and any other

Subsidiary incorporated or otherwise organized under the laws of Germany which becomes a Credit Party under this Agreement after the date hereof.

“Obligations” means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term (i) includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents, including, without limitation, the L/C Obligations, but (ii) excludes, in any event, all Eligible Swap Obligations (except as otherwise provided in the last sentence of this definition). Subject to Section 1.19 hereof, solely for purposes of any collateral security for, or any guaranty of, the Obligations provided by the US Credit Parties in any Collateral Document entered into by the US Credit Parties (or any term or provisions in any other Loan Document related thereto), the term “Obligations” as used therein shall include the Eligible Swap Obligations unless otherwise expressly excluded therein; provided, that, it is understood and agreed that, notwithstanding the foregoing or any other provision to the contrary in any of the Collateral Documents or other Loan Documents, in no event shall (i) any European Credit Party be liable in any manner (whether pursuant to any guaranty or otherwise) for any Eligible Swap Obligation, (ii) any assets of any European Credit Party at any time serve directly or indirectly as security for any Eligible Swap Obligations, or (iii) more than 65% (or in the case of Swissco, 66%) of the total stock or other equity interests of any European Credit Party secure any Eligible Swap Obligations.

“Permitted Acquisition” has the meaning ascribed to it in Section 6.1; provided, that, subject to satisfaction of the terms and conditions hereof and in the Fifth Amendment related to the consent by Agent and Lenders of the Acon Acquisition, the Acon Acquisition shall be deemed a Permitted Acquisition.

“Reporting Credit Parties” means, collectively, Innovations and its Subsidiaries; provided that, for purposes of calculating the Reporting Credit Parties’ EBITDA on a consolidated basis for the fiscal period most recently ended as determined by Agent by reference to the Financial Statements for such fiscal period, in no event shall more than 5% of such EBITDA be attributable to the Excluded Subsidiaries (other than Inverness Medical Investments, LLC).

“Restricted Credit Parties” means, collectively (a) Inverness Japan, (b) Inverness Medical France SAS (c) Inverness Iberica and (d) IDT Acquisition.

“Senior Consolidated Leverage Ratio” means, with respect to the Reporting Credit Parties on a consolidated basis, the ratio of (a) the sum of Funded Debt as of any date of determination less Subordinated Debt as of such date less available cash in excess of $5,000,000 in Blocked Accounts and Foreign Bank Accounts on such date, to (b) LTM EBITDA for the twelve months ending on that date of determination.

“Total Leverage Ratio” means, with respect to the Reporting Credit Parties, on a consolidated basis, the ratio of (a) Funded Debt as of any date of determination less available cash in excess of $5,000,000 in Blocked Accounts and Foreign Bank Accounts on such date, to (b) LTM EBITDA for the twelve months ending on that date of determination.

“US Credit Party” means Innovations, US Borrower and each of their respective Domestic Subsidiaries (other than the Excluded Subsidiaries and any newly formed or acquired Subsidiary which has not yet undertaken the obligations of a “Credit Party” under the Credit Agreement in a manner satisfactory to Agent).

“US Revolving Loan Commitment” means (a) as to any Lender, the aggregate commitment of such Lender to make US Revolving Credit Advances as set forth on Annex I to this Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make US Revolving Credit Advances, which aggregate commitment shall be FORTY MILLION DOLLARS ($40,000,000) as of the Fifth Amendment Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.

“US Term Loan Commitment” means (a) as to any Lender with a US Term Loan Commitment, the commitment of such Lender to make its Pro Rata Share of the US Term Loan as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a US Term Loan Commitment, the aggregate commitment of all Lenders to make the US Term Loan, which aggregate commitment is equal to FORTY FIVE MILLION DOLLARS ($45,000,000) on the Fifth Amendment Effective Date. After advancing the US Term Loan, each reference to a Lender’s US Term Loan Commitment shall refer to that Lender’s Pro Rata Share of the outstanding US Term Loan.”

(iii)                               As of the Fifth Amendment Effective Date, Annex A of the Credit Agreement is hereby amended by deleting clause (iii) in the definition of “EBITDA” where it appears therein and replacing it with the following:

“(iii) loss from extraordinary items for such period (including exit costs (including, but not limited to, severance costs, lease termination costs and other contract termination costs to the extent such contracts relate solely to the facilities which are being exited during such period) under EITF 94-3 but only to the extent incurred during the period (A) beginning on April 1, 2005 and ending on

December 31, 2005 in an amount not to exceed $5,300,000 in the aggregate during such period and (B) beginning on January 1, 2006 and ending on December 31, 2007 in an amount not to exceed $10,000,000 in the aggregate, but in no event more than $5,000,000 in the aggregate in any twelve month period beginning and ending between January 1, 2006 and December 31, 2007),”

(iv)                              As of the Fifth Amendment Effective Date, Annex A of the Credit Agreement is hereby amended by deleting the term “the Closing Date Fee Letter” in the definition of “Loan Documents” where it appears therein and replacing it with “the Fifth Amendment Effective Date Fee Letter”.

(v)                                 As of the Fifth Amendment Effective Date, Annex A of the Credit Agreement is hereby amended by deleting the word “and” before clause “(l)” where it appears in the definition of “Permitted Encumbrances” and adding new clauses “(m)”, “(n)” and “(o)” at the end of such definition as follows:

“; (m) with respect to any assets or properties acquired in connection with the Acon Acquisition, liens of the type described in clauses (viii) and (ix) in the definition of “Permitted Liens” in the Acon Acquisition Agreement; (n) liens on assets or properties of Abon securing any NF Indebtedness to the extent contemplated by Section 11.19; and (o) liens securing capital lease obligations owing to Hyster Capital with respect to a forklift to be acquired in the First Territory Purchase.”

(vi)                              As of the Fifth Amendment Effective Date, Annex A of the Credit Agreement is hereby amended by deleting clause (c) in the definition of “Restricted Payment” where it appears therein and replacing it with the following:

“(c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt or the NF Indebtedness;”

(vii)                           As of the Fifth Amendment Effective Date, Annex A of the Credit Agreement is hereby amended by deleting the definition “Closing Date Fee Letter” where it appears therein.

(ii)                                  Amendment to Annex C of the Credit Agreement. As of the Fifth Amendment Effective Date, Annex C of the Credit Agreement is hereby amended by inserting at the end of paragraph “(b)” of Section II therein the following new clause:

“, or, if such notification and response is not customary practice in the applicable jurisdiction, to take such other reasonable steps as may be required by Agent to provide Agent with a perfected security interest in the applicable European Operating Account).”

(jj)                                  Amendment to Annex F of the Credit Agreement. As of the Fifth Amendment Effective Date, Annex F of the Credit Agreement is hereby amended by deleting such Annex F in its entirety and replacing it with a new Annex F attached hereto as Exhibit B.

(kk)                            Amendment to Annex I of the Credit Agreement. As of the Fifth Amendment Effective Date, Annex I of the Credit Agreement is hereby amended by deleting such Annex I in its entirety and replacing it with a new Annex I attached hereto as Exhibit C.

3.                                       Acon Consent. As of the Fifth Amendment Effective Date, Agent and Requisite Lenders, subject to the terms and conditions hereof, hereby (a) consent (i) to the consummation of the First Territory Purchase and the New Facility Purchase in accordance with the terms of the Acon Acquisition Agreement and related documentation previously provided to Agent, as such agreements and documentation may be amended and/or supplemented after the Fifth Amendment Effective Date to the extent permitted by Section 7 below (the “Acon Acquisition Documents”) and (ii) the assignment by Innovations to Innovacon and Swissco of Innovations’ rights, title and interests under the Acon Acquisition Documents and the properties, assets and rights to be acquired by Innovations thereunder (and the assumption by Innovacon and Swissco of related obligations and liabilities (without relieving Innovations thereof)) (the “Acquisition Assignment”), and (b) agree that the consummation of the First Territory Purchase and the consummation of New Facility Purchase, in each case in accordance with the Acon Acquisition Documents and the Acquisition Assignment, shall not constitute a breach of the Credit Agreement or the other Loan Documents, provided, however, (i) the purchase price under the Acon Acquisition Agreement does not exceed in the aggregate $175,000,000 plus the sum of (A) the First Territory Working Capital Surplus (as defined in the Acon Acquisition Agreement), (B) the New Facility Working Capital Surplus (as defined in the Acon Acquisition Agreement) and (C) the Net NF Indebtedness (as defined in the Acon Acquisition Agreement) as provided in Section 2.3 of the Acon Acquisition Agreement (collectively, the “Acon Purchase Price”), of which not more than $56,250,000 shall be payable in cash on the Fifth Amendment Effective Date, (ii) a portion of the Acon Purchase Price shall be paid in common stock of Innovations on the terms, and valued in the manner, set forth in the Acon Acquisition Agreement as provided to Agent and in effect as of the Fifth Amendment Effective Date, and (iii) the Credit Parties do not make any payments in respect of the Acon Purchase following the consummation of the First Territory Purchase on the Fifth Amendment Effective Date unless and until the conditions set forth in Section 6.22 of the Credit Agreement have been satisfied.

4.                                       Agreement by Borrowers and Other Credit Parties Regarding the First Territory Purchase. Borrowers and each of the other Credit Parties hereby acknowledge and agree that, on or prior to the Fifth Amendment Effective Date or such other later date as expressly provided for below:

(a)                                  Satisfaction of Conditions. Agent shall have received evidence satisfactory to Agent that each of the conditions precedent to a Permitted Acquisition set forth in Section 6.1(ii) – (xv) of the Credit Agreement have been satisfied in connection with the First Territory Purchase (other than the conditions set forth in Sections 6.1(iv), (v), (viii), (ix), (x), (xi) and (xiii), which are hereby waived).

(b)                                 Sellers Searches and Terminations. Agent shall have received copies of Code (or the foreign equivalent thereof) search reports listing all effective financing statements (or equivalent information) that name any Seller as debtor, together with copies of such financing statements (or equivalent information), none of which shall cover any assets (other than in respect of Permitted Encumbrances) of any Seller acquired by Innovacon or Swissco pursuant to the First Territory Purchase, or upon the delivery of a financing statement naming any Seller as debtor with respect to any of the assets (other than in respect of Permitted Encumbrances) acquired by Innovacon or Swissco pursuant to the First Territory Purchase, a termination statement with respect to such asset releasing such Seller as debtor thereunder.

(c)                                  Security. Agent, for the benefit of the Lenders, shall have been granted perfected first priority (subject to Permitted Encumbrances) security interests in all assets (other than Intellectual Property) acquired in the First Territory Purchase in form and substance reasonably satisfactory to Agent; provided, that, subject to the completion of appropriate collateral security filings by Agent with respect to Intellectual Property acquired pursuant to the First Territory Purchase, Agent shall have been granted a perfected first priority security interest under the laws of the United States and Switzerland in such Intellectual Property within thirty (30) days of the Fifth Amendment Effective Date or such longer period as Agent shall consent to in its sole discretion.

(d)                                 Waivers. Within sixty (60) days of the Fifth Amendment Effective Date or such longer period as Agent shall consent to in its sole discretion, Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters and mortgagee agreements, as applicable, in form and substance reasonably satisfactory to Agent, in respect of Innovacon and its assets.

(e)                                  Cash Management. Within sixty (60) days of the Fifth Amendment Effective Date or such longer period as Agent shall consent to in its sole discretion, Agent shall have received tri-party blocked account agreements, in form and substance reasonably satisfactory to Agent, duly executed and delivered by Innovacon and each bank where Innovacon has established a deposit or disbursement account (other than payroll accounts) in accordance with the requirements set forth in Section 1.8 and Annex C of the Credit Agreement.

(f)                                    Schedules. Agent shall have received updated Schedules with respect to Innovacon to (i) the Credit Agreement (other than in respect of Intellectual Property acquired pursuant to the First Territory Purchase), (ii) the US Security Agreement (other than in respect of Intellectual Property acquired pursuant to the First Territory Purchase), (iii) the US Pledge Agreement and (iv) such other Loan Documents as may be required in connection with the acquisition of the assets pursuant to the Acon Purchase in form and substance satisfactory to Agent; provided, that within fifteen (15) days of the Fifth Amendment Effective Date or such longer period as Agent shall consent to in its sole discretion, Agent shall have received updated Schedules in form and substance satisfactory to Agent with respect to the Credit Agreement, the US Security Agreement and the US Intellectual Property Security Agreement, with respect to Intellectual Property acquired pursuant to the First Territory Purchase.

(g)                                 Organizational Documents and Good Standing. Agent shall have received a copy of each Borrower’s and Innovacon’s (i) organizational documents and all amendments thereto and (ii) good standing certificates or the foreign equivalent in its jurisdiction of organization, each dated a recent date and certified by the applicable authorized Governmental Authority.

(h)                                 Bylaws and Resolutions. Agent shall have received a copy of (i) each Borrower’s and Innovacon’s bylaws (or foreign equivalent thereof) and all amendments thereto, (ii) resolutions of (A) Innovations’ board of directors approving and authorizing the Acon Purchase, (B) Innovacon’s board of directors approving and authorizing the Acon Purchase, and (C) Swissco’s board of directors approving and authorizing the Acon Purchase, and in each case, the execution, delivery and performance of the transaction documents to be executed in connection with the New Facility Purchase, and (iii) resolutions of each Borrower’s board of directors approving and authorizing the execution, delivery and performance of the Loan Documents to which such entity is, or will be a party to in connection with the execution of this Amendment and the transactions to be consummated in connection therewith, including, without limitation, the increase in the Obligations resulting from the increase in the European Revolving Loan and the US Term Loan and the other modifications to the Credit Agreement provided for herein, as applicable, each certified by an authorized officer of the respective entity (except with respect to Swissco) as being in full force and effect without any modification or amendment as of the Fifth Amendment Effective Date.

(i)                                     Incumbency Certificates. Agent shall have received a signature and incumbency certificate of the officers of each Borrower and Innovacon executing any Loan Document, certified as of the Fifth Amendment Effective Date by the corporate secretary or an assistant secretary (or equivalent representative) of each Borrower and Innovacon, as applicable, as being true, accurate, correct and complete in all respects.

(j)                                     Acon Acquisition Documents. Agent shall have received (i) an executed copy of each of the principal Acon Acquisition Documents and each other Acon Acquisition Document specifically requested by Agent, together with all amendments thereto (all of which shall be in form and substance reasonably satisfactory to Agent), certified by an authorized officer of Innovations to be true and complete and in full force and effect as of the Fifth Amendment Effective Date and (ii) a certificate of an authorized officer of Innovations certifying as to the matters set forth in Exhibit A hereto.

(k)                                  Opinions of Counsel. Agent shall have received duly executed legal opinions of counsel acceptable to Agent of each of:  (a) Foley Hoag LLP, US counsel for the Credit Parties, (b) Paul T. Hempel, Esq., general counsel to the Credit Parties or Jay McNamara, Associate General Counsel to the Credit Parties (it being understood that such opinion shall provide that, among other things, the amendments contemplated by this Amendment and any borrowings to be made under the Credit Agreement on the Fifth Amendment Effective Date are not prohibited by the Indenture, the Subordinated Note Documents or the Intercreditor Agreement), (c) Perkins Coie LLP, local counsel to Ostex International, Inc. in the State of Washington, (d) Perkins Coie LLP, local counsel to Applied Biotech, Inc. and Forefront Diagnostics, Inc. in the State of California, (e) Allen and Overy LLP, English counsel for the European Borrower, and (f) Lanter Attorneys-at-Law, Swiss counsel to the Credit Parties, with respect to any amendment to the Swiss security and guaranty documents executed in connection with this Amendment, each in form and substance reasonably satisfactory to Agent and its counsel, dated the Fifth Amendment Effective Date, and to include in such opinion an express statement to the effect that Agent and Lenders are authorized to rely on such opinion. Agent shall have received reliance letters (or equivalent reliance language) in form and substance satisfactory to Agent from each United States counsel delivering an opinion in connection with the Acon Purchase stating that Agent and Lenders may rely on the opinions of each such United States counsel delivered in connection with the Acon Acquisition Agreement as if such opinions were addressed to Agent and the Lenders.

(l)                                     Notes. GE Capital and ML Capital, as Lenders, shall have each received (i) amended and restated notes reflecting the increased European Revolving Loan Commitment and the decreased US Revolving Loan Commitment and (ii) a note reflecting the US Term Loan Commitment.

(m)                               Collateral Assignment of Acon Acquisition Documents. Agent shall have received (i) evidence of the assignment of the rights and obligations of Innovations under the Acon Acquisition Agreement to Innovacon and Swissco, as applicable, (ii) a collateral assignment of the rights (but not the obligations) of Innovacon under the Acon Acquisition Agreement and other documentation executed in connection with the Acon Purchase, and (iii) a collateral assignment of the rights (but not the obligations) of Swissco under the Acon Acquisition Agreement and other documentation executed in connection with the Acon Purchase.

(n)                                 Amendments of Foreign Collateral Documents. (i) Agent shall have received (or in respect of Swissco will receive within five (5) Business Days of the Fifth Amendment Effective Date) amendments to the applicable security, guaranty and pledge agreements (except with respect to amendments to security agreements relating to Intellectual Property unless otherwise required under the laws of Switzerland; provided, that Agent shall have received such amendments within thirty (30) days of the Fifth Amendment Effective Date) (or be satisfied that no such amendments are necessary) with respect to: (A) European Borrower, (B) Unipath, Ltd., (C) Stirling Medical Innovations, Ltd., (D) Inverness Medical Australia Pty Ltd. and (E) Swissco, (ii) within sixty (60) days of the Fifth Amendment Effective Date or such longer period as Agent shall consent to in its sole discretion, Agent, on behalf of Lenders, shall have received amendments to the applicable security, guaranty and pledge agreements with respect to: (A) subject to Section 9 below, Inverness Medical France SAS, (B) Inverness Medical Germany GmbH, (C) DMD, Dienstleistungen & Vertrieb Fur Medizin Und Diagnostik GmbH, (D) Inverness Medical Deutschland GmbH, (E) Unipath Diagnostics GmbH, (F) Clondiag Chip Technologies GmbH, (G) IVD Management Limited, (H) Inverness Medical Japan Co., Ltd., (I) Inverness Medical Spain, SL and (J) Inverness Medical Iberica, SA, (iii) within ninety (90) days of the Fifth Amendment Effective Date or such longer period as Agent shall consent to in its sole discretion, Agent, on behalf of Lenders, shall have received amendments to the guaranty of Scandinavian Micro Biodevices, ApS and the pledge agreement with respect to the pledge of the equity of Scandinavian Micro Biodevices, ApS and (iv) within ninety (90) days of the Fifth Amendment Effective Date or such longer period as Agent shall consent to in its sole discretion, Agent, on behalf of Lenders, shall have received amendments to the applicable pledge agreements with respect to the pledge of the equity of: (A) Pregymed GmbH and (B) Orgenics

International Holdings BV, and, in each case, such other documents (including opinions of counsel) as may be requested in connection with all of the foregoing.

(o)                                 Insurance. Borrowers and the other Credit Parties shall provide Agent with evidence of the public liability insurance, third party property damage insurance, business interruption insurance and casualty and other insurance maintained by them, which shall be such as is customarily carried or maintained under similar circumstances by entities of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such entities and in any event satisfactory to the Agent in its sole discretion. Borrowers and the other Credit Parties shall furnish to Agent certificates naming Agent, on behalf of Lenders, as additional insured, or loss payee, as the case may be, with respect to such policies.

(p)                                 Notice of US Revolving Credit Advance. Agent shall have received a duly executed original of a Notice of US Revolving Credit Advance, dated the Fifth Amendment Effective Date, with respect to the initial US Revolving Credit Advance, if any, to be requested by US Borrower on the Fifth Amendment Effective Date.

(q)                                 Notice of European Revolving Credit Advance. Agent shall have received a duly executed original of a Notice of European Revolving Credit Advance, dated the Fifth Amendment Effective Date, with respect to the initial European Revolving Credit Advance, if any, to be requested by European Borrower on the Fifth Amendment Effective Date.

(r)                                    Letter of Direction. Agent shall have received duly executed originals of a letter of direction from Innovations addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Fifth Amendment Effective Date of the proceeds of any US Revolving Loan, any European Revolving Loan and the US Term Loan.

(s)                                  Solvency Certificate. Agent shall have received, for the benefit of Lenders, a solvency certificate of the Chief Financial Officer, Treasurer or Vice President of Finance of Innovations (on behalf of Innovations and not in such Person’s individual capacity) reasonably satisfactory in form and substance to Agent.

(t)                                    Fifth Amendment Effective Date Fee Letter. Agent shall have received duly executed originals of the Fifth Amendment Effective Date Fee Letter.

(u)                                 Officer’s Certificate. Agent shall have received duly executed originals of a certificate of the Chief Financial Officer, Treasurer or Vice President of Finance, of Innovations, dated the Fifth Amendment Effective Date, (on behalf of the Credit Parties and not in such Person’s individual capacity) stating that, with respect to the Credit Parties, there shall not have been (i) since December 31, 2005, any adverse change, in or affecting the Acon Purchase, or the business, results of operations, condition (financial or otherwise), operations, assets, liabilities, contingent liabilities, performance, properties, management or prospects of the Credit Parties taken as a whole, which any Lender, in its reasonable judgment, deems material, or that calls into question in any material respect the projections previously supplied to Lenders or any of the material assumptions upon which such projections were prepared and (ii) since

December 31, 2005, any litigation commenced which, if successful, would have a material adverse impact on the Credit Parties taken as a whole, their business, or their ability to repay the loans, or which would challenge the Acon Purchase or the other transactions described herein.

(v)                                 Financials; Financial Condition. Agent shall have received (i) satisfactory audited Financial Statements for the Credit Parties for the period ended December 31, 2005 (which shall have been reviewed by the independent accountants for the Credit Parties as provided in Statement on Auditing Standards No. 71), (ii) a satisfactory balance sheet as of December 31, 2005 summarizing the assets to be acquired and liabilities to be assumed in connection with the Acon Purchase, and (iii) satisfactory projections prepared by Innovations on a pro forma basis for the transactions contemplated hereby through December 31, 2008, beginning on January 1, 2006 on a quarter-by-quarter basis for the first year and on a year-by-year basis thereafter. Innovations represents that such projections are based upon estimates and assumptions stated therein, all of which Innovations believes to be reasonable and fair in light of current conditions and current facts known to Innovations and, as of the Fifth Amendment Effective Date, reflect Innovations’ good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein.

(w)                               Second Territory Letter Agreement. Agent shall have received an executed copy of the Second Territory Letter Agreement (as defined in the Acon Acquisition Agreement), including, without limitation, the form of Acquisition Agreement referenced in Exhibit A thereto, certified by an authorized officer of Innovations to be a true and complete copy thereof.

(x)                                   Sellers’ Financials. Within three (3) Business Days of receipt by Innovations, Innovacon or Swissco, as applicable, from Sellers, Agent shall have received copies of the financial information provided by Sellers to Innovations, Innovacon or Swissco, as applicable, required to be delivered by Sellers to Innovations, Innovacon or Swissco, as applicable, pursuant to (i) the first sentence of Section 5.5(a), (ii) Section 5.5(d) and (iii) Section 5.5(f), in each case of the Acon Acquisition Agreement (the “Seller Financial Information”). If Agent receives the Seller Financial Information after calculating the Financial Covenants for the Fiscal Quarter ending March 31, 2006 in accordance with the Credit Agreement, the parties hereto acknowledge and agree that upon Agent’s receipt of such Seller Financial Information, Agent and Lenders shall recalculate the Financial Covenants to determine compliance therewith for the Fiscal Quarter ending March 31, 2006. An immediate Event of Default shall be deemed to occur if such recalculation indicates that the Credit Parties were not in compliance with any of such Financial Covenants.

The Borrowers and each of the other Credit Parties hereby acknowledge and agree that the failure to satisfy any of the deliveries or conditions set forth above in this Section 4 on or prior to the date required as set forth above in connection with each such delivery or condition, as applicable, shall constitute an immediate Event of Default under the Credit Agreement.

5.                                       Covenants Relating to Consummation of the New Facility Purchase. The Borrowers and each of the other Credit Parties hereby acknowledge and agree that, on or prior to New Facility Closing Date:

(a)                                  Satisfaction of Conditions. Agent shall have received evidence satisfactory to Agent that each of the conditions precedent to a Permitted Acquisition set forth in Section 6.1(ii) — (xv) of the Credit Agreement have been satisfied in connection with the New Facility Purchase (other than the conditions set forth in Sections 6.1(iv), (v), (vi), (viii), (ix), (x), (xi) and (xiii), which are hereby waived).

(b)                                 Joinder. Unless otherwise agreed to by Agent in its sole discretion, Agent shall have received a joinder agreement, in form and substance satisfactory to Agent, duly executed by Rich Horizons pursuant to which, inter alia, Rich Horizons joins the Credit Agreement and the other Loan Documents as a European Credit Party.

(c)                                  Guaranty. Unless otherwise agreed to by Agent in its sole discretion, Agent shall have received a guaranty, in form and substance satisfactory to Agent, duly executed by Rich Horizons, pursuant to which Rich Horizons guaranties the Obligations of the European Credit Parties under the Loan Documents.

(d)                                 Security Interest and Code Filings.

(i)                                     Unless otherwise agreed to by Agent in its sole discretion, Rich Horizons shall have granted a valid first priority perfected security interest (subject to Permitted Encumbrances) in all of its assets (other than the Stock of Abon) to secure the Obligations of the European Credit Parties and shall have executed all documents (including financing statements under the Code (or foreign equivalent) and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens in form and substance reasonably acceptable to Agent) as Agent may request in order to perfect its security interest in such assets.

(ii)                                  Unless otherwise agreed to by Agent in its sole discretion, Rich Horizons and Abon shall provide copies of Code (or the foreign equivalent thereof) search reports listing all effective financing statements (or equivalent information) that name Rich Horizons and Abon, as applicable, as debtor, together with copies of such financing statements (or equivalent information), none of which shall cover the assets of Rich Horizons or Abon, as applicable, except with respect to any Permitted Encumbrance.

(e)                                  Pledge Agreement. Unless otherwise agreed to by Agent in its sole discretion, Agent shall have received a pledge of one hundred percent (100%) of the outstanding Stock of Rich Horizons (the “Rich Horizons Stock”) pursuant to a pledge agreement, in form and substance satisfactory to Agent, to be entered into between Swissco and Agent, together with, to the extent such Stock is certificated, original certificates evidencing the Rich Horizons Stock pledged by Swissco (with duly executed, undated stock powers).

(f)                                    Cash Management. Within thirty (30) days of the New Facility Closing Date or such longer period as Agent shall consent to in its sole discretion, Agent shall have received tri-party blocked account agreements (or such other similar arrangement as is provided under local law), in form and substance reasonably satisfactory to Agent, duly executed and delivered by Rich Horizons and each bank where Rich Horizons has established a deposit or disbursement account (other than payroll accounts), in accordance with the requirements set forth in Section 1.8 and Annex C of the Credit Agreement.

(g)                                 Schedules. Unless otherwise agreed to by Agent in its sole discretion, Agent shall have received updated Schedules with respect to Rich Horizons to the Credit Agreement and such other Loan Documents as may be required in connection with the joinder of Rich Horizons to reflect the joinder of Rich Horizons to such agreements, in form and substance satisfactory to Agent.

(h)                                 Organizational Documents and Good Standing. Unless otherwise agreed to by Agent in its sole discretion, Agent shall have received a copy of Rich Horizons’ (i) organizational documents and all amendments thereto and (ii) good standing certificates or the foreign equivalent, to the extent available under local law, and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date and certified by the applicable authorized Governmental Authority.

(i)                                     Bylaws and Resolutions. Unless otherwise agreed to by Agent in its sole discretion, Agent shall have received a copy of (i) Rich Horizons’ bylaws (or foreign equivalent thereof) and all amendments thereto, (ii) resolutions of Swissco’s board of directors, and to the extent required under applicable law, stockholders, approving and authorizing the New Facility Purchase and Swissco’s pledge of stock of Rich Horizons to Agent and the execution, delivery and performance of the Acon Acquisition Documents with respect to the New Facility Purchase, and (iii) resolutions of Rich Horizons’ board of directors approving and authorizing the execution, delivery and performance of the Loan Documents to which Rich Horizons is, or will be a party to and the transactions to be consummated in connection therewith, each certified by an authorized officer, director or other member of management of Rich Horizons (or Swissco with respect to clause (ii) above ), after giving effect to the New Facility Purchase, as being in full force and effect without any modification or amendment as of the date Rich Horizons joins the Credit Agreement as a European Credit Party.

(j)                                     Incumbency. Unless otherwise agreed to by Agent in its sole discretion, Agent shall have received a signature and incumbency certificate of the officers of Rich Horizons executing any Loan Document or joinder thereto, certified by an officer, director or other member of management of Rich Horizons as being true, accurate, correct and complete in all respects.

(k)                                  Acon Acquisition Documents with Respect to the New Facility Purchase. Agent shall have received an executed copy of the principal Acon Acquisition Documents not previously provided to Agent on the Fifth Amendment Effective Date and each other previously undelivered Acon Acquisition Document specifically requested by Agent, together with all amendments thereto, and all documentation delivered in connection therewith (all of which shall be in form and substance reasonably satisfactory to Agent), certified by an authorized officer, director or other member of management of Rich Horizons, Swissco or Innovations, as applicable, to be true and complete and in full force and effect as of the New Facility Closing Date.

(l)                                     Opinion of Counsel. Unless otherwise agreed to by Agent in its sole discretion, Agent shall have received legal opinions of counsel acceptable to Agent, which shall provide (subject to customary qualifications) that (i) the Loan Documents have been duly authorized, executed and delivered by, and are enforceable against Rich Horizons (and, in respect of the pledge of Stock of Rich Horizons by Swissco, Swissco), and (ii) such other opinions as Agent may reasonably request, all in form and substance satisfactory to Agent.

(m)                               Insurance. Borrowers and the other Credit Parties shall provide Agent with evidence of the public liability insurance, third party property damage insurance, business interruption insurance and casualty and other insurance maintained by them, which shall be such as is customarily carried or maintained under similar circumstances by entities of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such entities and in any event satisfactory to the Agent in its sole discretion. Borrowers and the other Credit Parties shall furnish to Agent certificates naming Agent, on behalf of Lenders, as additional insured, or loss payee, as the case may be, with respect to such policies.

(n)                                 Appointment of Agent for Service of Process. Within thirty (30) days of the New Facility Closing Date or such longer period as Agent shall consent to in its sole discretion, Agent shall have received evidence that the Connecticut office of CT Corporation has been appointed as agent for service of process for Rich Horizons.

The Borrowers and each of the other Credit Parties hereby acknowledge and agree that the failure to satisfy any of the deliveries or conditions set forth above in this Section 5 on or prior to the date such documents are required to be delivered as set forth above, shall constitute an immediate Event of Default under the Credit Agreement.

6.                                       Loan under Credit Agreement. On the Fifth Amendment Effective Date, Twenty Million Dollars ($20,000,000) of the US Revolving Loan Commitment shall be converted into a European Revolving Loan Commitment and the US Revolving Loan Commitment and European Revolving Loan Commitment of each Revolving Lender shall be the amount set forth on Annex I to the Credit Agreement, as in effect following the Fifth Amendment Effective Date. Immediately upon the conversion of such US Revolving Loan Commitment pursuant to the preceding sentence, the converted Loans, if any, shall bear interest at the rate then applicable to European Revolving Credit Advances as provided in Section 1.5(a)(ii) of the Credit Agreement, and the aggregate US Revolving Loan Commitment shall be permanently reduced to Forty Million Dollars ($40,000,000). Each of the Borrowers, Agent and Lenders acknowledge and agree that after giving effect to the conversion of a portion of the US Revolving Loan Commitment to the European Revolving Loan Commitment contemplated by the previous sentence as well as other adjustments to the US Revolving Loan Commitment and the European Revolving Loan Commitment of certain Lenders, in each case as reflected on Annex I to the Credit Agreement as of the Fifth Amendment Effective Date, certain outstanding Loans of the Lenders may need to be reallocated among the Lenders so that each principal amount of outstanding Loan of each Lender after giving effect to such reallocation is in an amount equal to the percentage of such Lender’s portion of the total European Revolving Loan Commitment or the US Revolving Loan Commitment, as applicable (in each case, the

“Reallocated Loan Amount”). The Lenders agree to effect such reallocation in a mutually satisfactory manner. In furtherance of the foregoing, it is understood and agreed that immediately after giving effect to such reallocation on the Fifth Amendment Effective Date, the applicable Borrower’s Obligations in respect of the principal amount of any Loan to any Lender shall equal such Lender’s applicable Reallocated Loan Amount. The total outstanding amount of the Loans after effecting such reallocation on the Fifth Amendment Effective Date (and disregarding any new Loans to be made on the Fifth Amendment Effective Date) shall be the same as the total outstanding amount of the Loans immediately prior to such reallocation.

7.                                       Covenants. The Credit Parties shall not amend, or enter into supplementary agreements with respect to, the Acon Acquisition Documents in a manner which materially adversely affects the Lenders without the prior written consent of Agent. The Credit Parties agree to provide Agent with a copy of any such amendment or supplementary agreement. Any failure of the Credit Parties to comply with this covenant shall constitute an immediate Event of Default under the Credit Agreement.

8.                                       Orgenics International Holdings BV Dissolution. Subject to the immediately succeeding sentence, the Credit Parties shall cause Orgenics International Holdings BV (“Orgenics”) to preserve and keep in full force and effect its corporate existence. Notwithstanding the foregoing, Agent and Lenders hereby consent to (i) the dissolution of Orgenics and (ii) the release by Agent of (and Agent agrees to so release) any guaranties by Orgenics or pledges of the outstanding equity of Orgenics, in each case, so long as, on or prior to the date of such dissolution, all of the assets of Orgenics (which shall include 51% of the outstanding equity of Orgenics, Ltd.) are in a manner satisfactory to Agent distributed or transferred to a US Credit Party other than Innovations.

9.                                       Release of Inverness Medical France SAS Pledge of Receivables. Agent hereby releases (with the consent and approval of each Lender as evidenced by the signature of such Lender set forth below), as of the Fifth Amendment Effective Date, without recourse, representation or warranty (express or implied), Inverness Medical France SAS (“IM France”) from the security interests granted by it to secure the Obligations of the European Credit Parties pursuant to the Pledge of Receivables. Agent agrees (with the consent and approval of each Lender as evidenced by the signature of such Lender set forth below) to execute any documentation required under French law to evidence such release.

10.                                 Release of Investments’ Pledge. Agent hereby releases (with the consent and approval of each Lender as evidenced by the signature of such Lender set forth below), as of the Fifth Amendment Effective Date (as hereinafter defined), without recourse, representation or warranty (express or implied), Inverness Medical Investments, LLC (“Investments”) from its pledge granted by it to secure the Obligations of the European Credit Parties pursuant to the US Pledge Agreement.

11.                                 Alpha US Acquisition Corp. Name Change. Notwithstanding Section 6.15 of the Credit Agreement or any other provision of the Loan Documents, Agent and Requisite Lenders hereby consent to Alpha US Acquisition Corp. changing its name to “Innovacon, Inc.” (“Innovacon Name Change”); provided, that Borrowers promptly provide certified documentation of the applicable Governmental Authority evidencing the Innovacon Name

Change in form and substance satisfactory to Agent. In addition, Agent and Requisite Lenders hereby waive, as of the Fifth Amendment Effective Date, any requirement that Agent receive any prior written notice of the Innovacon Name Change.

12.                                 Representations and Warranties. To induce Agent and Requisite Lenders to enter into this Amendment, the Credit Parties hereby, jointly and severally, represent and warrant that:

(a)                                  The execution, delivery and performance by each Credit Party of this Amendment and the performance of the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”): (i) are within such Person’s corporate, company or partnership power, as applicable; (ii) have been (or will be prior to execution thereof) duly authorized by all necessary corporate, limited liability company or limited partnership action; (iii) do not contravene any provision of such Person’s charter, bylaws or equivalent constitutive documents or partnership or operating agreement, as applicable; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Person, other than a Lien in favor of Agent; and (vii) do not require the consent or approval of any Governmental Authority or any other Person except those which will have been duly obtained, made or complied with prior to the Fifth Amendment Effective Date.

(b)                                 This Amendment has been duly executed and delivered by or on behalf of each of the Credit Parties.

(c)                                  This Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of each of the Credit Parties, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer or other laws affecting creditors’ rights generally or by equitable principals of general applicability.

(d)                                 No Default or Event of Default has occurred and is continuing or would result after giving effect to the provisions of this Amendment.

(e)                                  No action, claim or proceeding is now pending or, to the knowledge of any Credit Party, threatened against such Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any foreign, federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (i) challenges any Credit Party’s right or power to enter into or perform any of its obligations under this Amendment or any other Loan Document to which it is or will be, a party, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any other Loan Document or any action taken thereunder, or (ii) has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect after giving effect to this Amendment.

(f)                                    The representations and warranties of the Credit Parties contained in the Amended Credit Agreement and each other Loan Document shall, after giving effect hereto, be true and correct on and as of (i) the date hereof, and (ii) the Fifth Amendment Effective Date, in each case, with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

(g)                                 Except for (i) the NF Indebtedness, (ii) the Assumed Liabilities (as defined in the Acon Acquisition Agreement), (iii) any claims by third parties that arise after the Fifth Amendment Effective Date, (iv) the items set forth on Schedule 12(g) hereto, (v) the Loans, (vi) trade payables and (vii) obligations of Innovations and its Subsidiaries under the Acon Acquisition Documents, no additional Indebtedness, Guaranteed Indebtedness, material contingent obligations or other material liabilities have been or will be incurred or assumed at the time of the First Closing (as defined in the Acon Acquisition Agreement) or the Acon New Facility Closing, in each case, after giving effect to the Acon Purchase. It is understood and agreed that the determination of the existence of material contingent obligations or other material liabilities will be made based on whether such obligations or other liabilities are material to Innovations and its Subsidiaries taken as a whole on a consolidated basis.

(h)                                 The Subordinated Notes are not guaranteed by any Subsidiary of Innovations and no Subsidiary has any obligations with respect thereto.

13.                                 No Amendments/Waivers/Consents. Except as expressly provided herein (a) the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms, (b) the consents and agreements of the Agent and Requisite Lenders set forth herein shall be limited strictly as written and shall not constitute a consent or agreement to any transaction not specifically described in connection with any such consent and/or agreement, and (c) this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

14.                                 Affirmation of Obligations. Each of the Credit Parties hereby acknowledges, agrees and affirms (a) its obligations under the Credit Agreement and the other Loan Documents, including, without limitation, its guaranty obligations thereunder, if applicable, (b) that such guaranty shall apply to the Obligations in accordance with the terms thereof, (c) the grant of the security interest in all of its assets pursuant to the Loan Documents, if applicable, and (d) that such liens and security interests created and granted are valid and continuing and secure the Obligations in accordance with the terms thereof.

15.                                 Outstanding Indebtedness; Waiver of Claims. Each of Borrowers and the other Credit Parties hereby acknowledges and agrees that as of March 30, 2006, (a) the outstanding balance of the European Revolving Loan is $28,000,000, (b) the outstanding balance of the US Revolving Loan is $0, (c) the outstanding balance of the US Term Loan is $0, and (d) the outstanding balance of the European Term Loan is $0. Borrowers and each other Credit Party hereby waive, release, remise and forever discharge Agent, Lenders and each other

Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement (collectively, “Claims”), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which any Borrower or any other Credit Party ever had, now has or might hereafter have against Agent or Lenders which relates, directly or indirectly, to any acts or omissions of Agent, Lenders or any other Indemnified Person on or prior to the Fifth Amendment Effective Date, provided, that no Borrower nor any other Credit Party waives any Claim solely to the extent such Claim relates to Agent’s or any Lender’s gross negligence or willful misconduct.

16.                                 Effectiveness. Upon satisfaction in full in the judgment of Agent of each of the following conditions, this Amendment shall be deemed effective as of March 31, 2006 (the “Fifth Amendment Effective Date”):

(a)                                  Amendment. Agent shall have received four (4) original signature pages to this Amendment, duly executed and delivered by Agent, Requisite Lenders, and each of the Credit Parties.

(b)                                 Payment of Fees and Expenses. Borrowers and Innovations, as applicable, shall have (i) paid the Fees required to be paid on the Fifth Amendment Effective Date in the respective amounts specified in Section 1.9 of the Credit Agreement (including the Fees specified in the Fifth Amendment Effective Date Fee Letter), and (ii) reimbursed Agent for all fees, costs and expenses (including, without limitation, reasonable legal fees and expenses) presented as of the Fifth Amendment Effective Date.

(c)                                  Representations and Warranties. The representations and warranties of or on behalf of each of the Credit Parties in this Amendment shall be true and correct on and as of the Fifth Amendment Effective Date.

(d)                                 Loan Documents. Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Amendment and the other Loan Documents, each in form and substance reasonably satisfactory to Agent.

(e)                                  Availability/Minimum Cash. US Borrower and European Borrower shall have aggregate US Revolving Borrowing Availability and European Revolving Borrowing Availability of at least $65,000,000 (on a pro forma basis, after giving effect to the cash payment to be made on the First Closing Date (as defined in the Acon Acquisition Agreement) and with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales and without a deterioration of working capital) and the Credit Parties, on a consolidated basis, shall have available cash of at least $20,000,000 in Blocked Accounts and Foreign Bank Accounts, after giving pro forma effect to the cash payment to be made on the First Closing Date (as defined in the Acon Acquisition Agreement).

(f)                                    Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Amendment and the other Loan Documents and the consummation of the First Territory Purchase (it being understood and agreed that approvals required from the requisite Governmental Authorities in Spain and Portugal are not required to be obtained in such jurisdictions prior to Innovacon’s acquisition of the assets with respect to such jurisdictions pursuant to the First Territory Purchase) or (ii) an officer’s certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

(g)                                 Due Diligence. Agent shall have completed and be reasonably satisfied with the results of its financial, legal, tax, regulatory and environmental due diligence investigations of the Credit Parties and the Acon Purchase, including but not limited to an analysis of the ownership and capital structure of each of the Credit Parties and the tax effects of the increase in the Obligations by Borrowers. In addition, a comprehensive financial review of the Acon Purchase shall have been performed with results satisfactory to Agent in its sole discretion. Since such completion, no new information shall have come to Agent’s attention that is inconsistent with such results and which, in the reasonable opinion of Agent has a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of any of the Credit Parties, or on Agent’s ability to obtain, for the benefit of the Lenders, a perfected, enforceable security interest in all of the Collateral unless otherwise agreed to by Agent.

(h)                                 LTM EBITDA; Senior Consolidated Leverage Ratio; Total Leverage Ratio. The Reporting Credit Parties shall have (i) LTM EBITDA, after giving pro forma effect to the First Territory Purchase and the other acquisitions of the Credit Parties completed in Fiscal Years 2005 and 2006 prior to the date hereof as if the First Territory Purchase and such other acquisitions had been consummated on the first day of the twelve-month period ended December 31, 2005, calculated on a consolidated basis for the twelve-month period ended December 31, 2005 of not less than $51,100,000, and (ii) after giving pro forma effect to the application of net proceeds from Innovation’s February 2006 private placement of common stock against outstanding Loans and the First Territory Purchase cash purchase price amount payable on the Fifth Amendment Effective Date and the borrowings as provided herein as if the First Territory Purchase and the borrowings as provided herein had occurred on the first day of the period, calculated on a consolidated basis for the twelve-month period ended December 31, 2005, (A) a Senior Consolidated Leverage Ratio (not taking into account any cash of any Credit Party) of not greater than 1.80:1.00 and (B) a Total Leverage Ratio (not taking into account any cash of any Credit Party) of not greater than 5.40:1.00.

(i)                                     No Default. There shall not exist either before of after giving effect to the First Territory Purchase and the transactions contemplated thereby or hereby any Default or Event of Default under the Credit Agreement or the other Loan Documents, or under any other material indebtedness or agreement of the Credit Parties.

17.                                 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

18.                                 Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS

WAMPOLE LABORATORIES, LLC

By:	/s/ David Teitel
Name:	David Teitel
Title:	Vice President

INVERNESS MEDICAL (UK) HOLDINGS LIMITED

By:	/s/ David Teitel
Name:	David Teitel
Title:	Authorized Signatory

AGENT AND LENDERS

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent and Lender

By:	/s/ Andrew Cosgrove
Duly Authorized Signatory

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as a Lender

By:	/s/ Illegible
Duly Authorized Signatory

UBS AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Richard L. Tarrow
Duly Authorized Signatory

By:	/s/ Irja R. Otsa
Duly Authorized Signatory

The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrowers.

APPLIED BIOTECH, INC.
ADVANTAGE DIAGNOSTICS CORPORATION
FOREFRONT DIAGNOSTICS, INC.
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP.
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP. II
INVERNESS MEDICAL, INC.
INNOVATIONS RESEARCH, LLC
ISCHEMIA TECHNOLOGIES, INC.
IVC INDUSTRIES, INC.
INNOVACON, INC.
OSTEX INTERNATIONAL, INC.
SELFCARE TECHNOLOGY, INC.
BINAX, INC.
INVERNESS MEDICAL – BIOSTAR, INC.

By:	/s/ David Teitel
Name:	David Teitel
Title:	Vice President – Finance, Vice President –
Finance, Vice President – Finance,
President, President, Vice President –
Finance, Vice President – Finance, Vice
President – Finance, Vice President –
Finance, Vice President – Finance, Vice
President – Finance, Vice President –
Finance, Vice President – Finance, Vice
President – Finance, respectively

UNIPATH ONLINE, INC.

By:	/s/ Jay McNamara
Name:	Jay McNamara
Title:	Assistant Clerk

CAMBRIDGE DIAGNOSTICS IRELAND LIMITED
DMD, DIENSTLEISTUNGEN & VERTRIEB FÜR MEDIZIN UND DIAGNOSTIK GMBH
INVERNESS MEDICAL CANADA, INC.
INVERNESS MEDICAL EURASIA LIMITED
INVERNESS MEDICAL FRANCE SAS
INVERNESS MEDICAL GERMANY GMBH
SCANDINAVIAN MICRO BIODEVICES APS
STIRLING MEDICAL INNOVATIONS LIMITED
INVERNESS MEDICAL SWITZERLAND GMBH
UNIPATH DIAGNOSTICS GMBH
INVERNESS MEDICAL DEUTSCHLAND GMBH
INVERNESS MEDICAL JAPAN, LTD.
INVERNESS MEDICAL INNOVATIONS, INC.
INVERNESS MEDICAL IBERICA, S.A.
INVERNESS MEDICAL SPAIN, S.L.U.
UNIPATH LIMITED

By:	/s/ Duane L. James
Name:	Duane L. James
Title:	Authorized Person, Authorized Person,
Authorized Person, Authorized Person,
Authorized Person, Authorized Person,
Authorized Person, Authorized Person,
Authorized Person, Authorized Person,
Authorized Person, Authorized Person,
Authorized Person, Authorized Person,
Authorized Person, respectively

INVERNESS MEDICAL INVESTMENTS, LLC

By:	/s/ Jay McNamara
Name:	Jay McNamara
Title:	Assistant Secretary

2

Schedule 12(g)

Indebtedness

None.

3

Exhibit A

No Credit Party and, to the Credit Parties’ knowledge, no other Person party thereto is in default in any material respect in the performance or compliance with any material provisions of the Acon Acquisition Agreement. The Acon Acquisition Agreement complies with, and the Acon Purchase has been consummated in accordance with, all applicable laws. The Acon Acquisition Agreement is in full force and effect as of the date hereof and has not been terminated, rescinded or withdrawn. All requisite approvals by Governmental Authorities having jurisdiction over the Sellers, any Credit Party and other Persons referenced therein with respect to the consummation of the First Territory Purchase have been obtained (it being understood and agreed that approvals required from the requisite Governmental Authorities in Spain and Portugal are not required to be obtained in such jurisdictions prior to Innovacon’s acquisition of the assets with respect to such jurisdictions pursuant to the First Territory Purchase), and no such approvals impose any conditions to the consummation of the Acon Purchase or, other than as described in the Acon Acquisition Agreement, to the conduct by any Credit Party of its business thereafter. To the best of each Credit Party’s knowledge, none of the Seller’s representations or warranties in the Acon Acquisition Agreement contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading. Each of the representations and warranties given by each applicable Credit Party in the Acon Acquisition Agreement is true and correct in all material respects, and, notwithstanding anything contained in the Acon Acquisition Agreement to the contrary, such representations and warranties of the Credit Parties are incorporated into the Credit Agreement by delivery of this certificate and shall, solely for purposes of the Credit Agreement and the benefit of Agent and Lenders, survive the consummation of the Acon Purchase; provided, that a breach by any of the Credit Parties of any such representations and warranties so incorporated and as to which a similar representation and warranty is not independently made in the Credit Agreement shall not constitute a breach of the Credit Agreement unless such breach causes any such representation and warranty to be materially inaccurate.

4

Exhibit B

ANNEX F (SECTION 6.10)
TO
CREDIT AGREEMENT

FINANCIAL COVENANTS

The Reporting Credit Parties shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

(a)                                  Minimum Fixed Charge Coverage Ratio. The Reporting Credit Parties shall have on a consolidated basis at the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than the following:

Fiscal Quarter Ending:	Fixed Charge Coverage Ratio:
March 31, 2006	.60:1.00
June 30, 2006	.60:1.00
September 30, 2006	.70:1.00
December 31, 2006	.90:1.00
March 31, 2007	.90:1.00
June 30, 2007	.90:1.00
September 30, 2007	1.00:1.00
December 31, 2007	1.00:1.00

(b)                                 Minimum EBITDA. The Reporting Credit Parties on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, LTM EBITDA of not less than the following:

Fiscal Quarter Ending:	EBITDA:
March 31, 2006	$42,000,000
June 30, 2006	$42,000,000
September 30, 2006	$44,000,000
December 31, 2006	$50,000,000
March 31, 2007	$52,500,000
June 30, 2007	$55,000,000
September 30, 2007	$57,500,000
December 31, 2007	$60,000,000

(c)                                  Maximum Senior Consolidated Leverage Ratio. The Reporting Credit Parties, on a consolidated basis, shall have, at the end of each Fiscal Quarter set forth below, a Senior Consolidated Leverage Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended of not more than the following:

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2.50:1.00	for the Fiscal Quarter ending March 31, 2006
2.50:1.00	for the Fiscal Quarter ending June 30, 2006
2.50:1.00	for the Fiscal Quarter ending September 30, 2006
2.50:1.00	for the Fiscal Quarter ending December 31, 2006
2.50:1.00	for the Fiscal Quarter ending March 31, 2007
2.50:1.00	for the Fiscal Quarter ending June 30, 2007
2.25:1.00	for the Fiscal Quarter ending September 30, 2007
2.25:1.00	for the Fiscal Quarter ending December 31, 2007

(d)                                 Maximum Total Leverage Ratio. The Reporting Credit Parties, on a consolidated basis, shall have, at the end of each Fiscal Quarter set forth below, a Total Leverage Ratio as of the last day of such Fiscal Quarter and for the 12 month period then ended of not more than the following:

6.00:1.00	for the Fiscal Quarter ending March 31, 2006
6.00:1.00	for the Fiscal Quarter ending June 30, 2006
6.00:1.00	for the Fiscal Quarter ending September 30, 2006
5.75:1.00	for the Fiscal Quarter ending December 31, 2006
5.50:1.00	for the Fiscal Quarter ending March 31, 2007
5.50:1.00	for the Fiscal Quarter ending June 30, 2007
5.25:1.00	for the Fiscal Quarter ending September 30, 2007
5.00:1.00	for the Fiscal Quarter ending December 31, 2007

Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. If any “Accounting Changes” (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then the Credit Parties, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Credit Parties’ financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. “Accounting Changes” means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions); (ii) changes in accounting principles concurred in by Innovations’ certified public accountants; (iii) purchase accounting adjustments under FASB 141 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments

6

resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Credit Parties and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Credit Parties and Requisite Lenders cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex F shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

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Exhibit C

ANNEX I (FROM ANNEX A – COMMITMENTS DEFINITION)
TO
CREDIT AGREEMENT

Commitments as of the Fifth Amendment Effective Date:

GENERAL ELECTRIC CAPITAL CORPORATION:

US Revolving Loan Commitment (including a US Swing Line Commitment of $5,000,000):	$17,500,000

European Revolving Loan Commitment (including a European Swing Line Commitment of $5,000,000):	$32,500,000

US Term Loan Commitment:	$22,500,000

European Term Loan Commitment:	$0

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc.

US Revolving Loan Commitment:	$15,000,000

European Revolving Loan Commitment:	$30,000,000

US Term Loan Commitment:	$22,500,000

European Term Loan Commitment: :	$0

UBS AG, CAYMAN ISLANDS BRANCH

US Revolving Loan Commitment:	$7,500,000

European Revolving Loan Commitment:	$7,500,000

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